Exhibit 99.1

Winchester Bancorp, Inc.

Announces Results for the Quarter Ended September 30, 2025

Investor Contact

John A. Carroll

President and Chief Executive Officer

IR@WinchesterSavings.com

(781) 729-2130

WINCHESTER, MA, October 22, 2025 - Winchester Bancorp, Inc. (NASDAQ-WSBK) (the "Company"), the holding company for Winchester Savings Bank (the "Bank"), today announced its first quarter financial results. The Company reported net income of $962 thousand or $0.11 cents per common share compared to a net loss of $920 thousand or ($0.10) per common share for the prior quarter, an increase of $1.9 million in net income. The net loss during the quarter ended June 30, 2025, was driven by the $2.3 million contribution to the Winchester Savings Bank Charitable Foundation made in connection with our public offering.

“Our first quarter was an exciting time for the Company, marking the start of a new chapter in the Bank’s 154-year history. After the completion of the stock offering, the team focused on the execution of our growth strategy. Loan and deposit growth were strong at $42.0 million and $37.2 million, respectively, which brought total assets to over $1 billion. Management launched a new deposit channel focusing on municipal deposits which should continue to contribute to strong deposit growth for the remainder of our fiscal year. We look forward to continuing to gain market share as we prudently grow our customer base and deliver value for all our shareholders.” said John A. Carroll, President and Chief Executive Officer.

BALANCE SHEET

Total assets were $1.05 billion on September 30, 2025, representing an increase of $55.8 million, or 5.9%, from June 30, 2025.

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Cash and cash equivalents increased $2.5 million, or 4.5%, to $57.7 million from $55.2 million.
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Net loans were $793.2 million, representing an increase of $42.0 million or 5.6% from June 30, 2025 as demand for new originations continued. The main driver of the new growth was in construction and commercial real estate loans, which increased $15.5 million and $13.4 million, respectively. The multi-family and residential real estate portfolios also increased $7.1 million and $5.7 million, respectively.
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Investment securities totaled $115.4 million, representing an increase of $10.8 million or 19.0% for the quarter due to purchases of U.S. treasuries and government agency securities.
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Deposits totaled $716.4 million, representing an increase of $37.2 million, or 5.5% from the prior quarter. The increase in deposits was a result of growth of $38.9 million in municipal customer deposits. As a result of the increase in municipal deposits money market accounts increased $48.8 million. Certificate of deposit and savings accounts decreased $8.5 million and $4.6 million, respectively, while demand deposit accounts increased $1.5 million.
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FHLB borrowings totaled $164 million, representing an increase of $17 million or 11.6% from $147 million on June 30, 2025.
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Stockholders’ equity was $117.0 million, representing an increase of $1.6 million from $115.4 million, or 1.4% from June 30, 2025. The increase was driven by net income of $962 thousand and decrease in other comprehensive loss of $614 thousand.

Exhibit 99.1

NET INTEREST INCOME

Net interest income was $5.7 million for the quarter ended September 30, 2025, compared to $5.3 million for the prior quarter, representing an increase of $393 thousand, or 7.3%. Net interest income was $3.8 million for the same period last year, representing an increase of $2 million, or 52.4%. Net interest margin increased nine basis points for the quarter. Compared to the same quarter last year, net interest margin has expanded 65 basis points to 2.49% from 1.84%.

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The increase in interest income during the quarter ended September 30, 2025 was primarily attributable to the increase in the average balance of loans and higher yields on investment securities as a result of new purchases and additional restructuring of the existing investment portfolio.
•
The decrease in interest expense during the quarter was attributable to the decrease in average rates on interest bearing deposit accounts.

PROVISION FOR CREDIT LOSS

Provision for credit loss decreased by $1 million during the quarter, partially due to the change in the loan loss methodology from the Federal Reserve developed Scaled CECL Allowance for Credit Losses Estimator (SCALE) method to the Discounted Cash Flow (DCF) model, a release of reserves due to lower off balance sheet commitments and changes to reserves for individually assessed loans.

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Due to the change in methodology provision for credit losses on loans increased by $561 thousand while provision for credit losses on off balance sheet commitments decreased by $718 thousand representing a net change of $158 thousand.
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The prior quarter includes a $270 thousand reserve on an individually assessed credit.
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There was an additional release of $86 thousand in the reserve for off balance sheet commitments compared to an increase of $77 thousand in off balance sheet reserves recorded in the prior quarter.

NON-INTEREST INCOME

Non-interest income decreased during the quarter due to a $317 thousand loss on sale of available-for-sale securities as management restructured part of the portfolio to take advantage of higher yielding investments.

NON-INTEREST EXPENSE

Non-interest expense was $4.8 million for the quarter ended September 30, 2025, compared to $6.8 million in the prior quarter. Prior quarter expense includes a $2.3 million contribution to the Winchester Savings Bank Charitable Foundation. Excluding the charitable foundation contribution, non-interest expense increased $322 thousand from the prior quarter.

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Audit, legal, and data processing fees increased during the quarter, offset by decreases in employee benefits due to lower expenses related to the pension plan.

ASSET QUALITY

Asset quality remains strong. The allowance for credit losses on loans in total and as a percentage of total gross loans as of September 30, 2025 was $4.4 million and 0.55%, respectively, as compared to $4.1 million and 0.55%, respectively, as of June 30, 2025.

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During the quarter ended September 30, 2025, the Company recorded net charge offs of $270 thousand compared to no charge offs for the quarter ended June 30, 2025.
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Total non-performing assets were $1.9 million, or 0.24%, of total assets as of September 30, 2025, and $2.2 million, or 0.23% of total assets, as of June 30, 2025.

ABOUT WINCHESTER BANCORP, INC.

Winchester Bancorp, Inc. is a mid-tier holding company of Winchester Savings Bank and is the majority owned subsidiary of Winchester Bancorp, MHC. Winchester Savings Bank's mission is to operate and grow a profitable community-oriented financial institution that is dedicated to meeting the banking needs of individuals and small businesses in the communities in which it operates.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "assume," "plan," "seek," "expect," "will," "may," "should," "indicate," "would," "contemplate," "continue," "target" and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, general economic conditions (including potential recessionary conditions) or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve Board; changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; the effects of continued U.S. Government shutdown; changes in demand for our products and services; legislative, accounting, tax and regulatory changes; the imposition of tariffs or other domestic or international governmental policies; the current or anticipated impact of military conflict, terrorism or other geopolitical events; a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company's financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. Winchester Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Exhibit 99.1

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except share and per share data)

	September 30,	June 30,
	2025	2025
Assets
Cash and due from banks	$1,653	$7,513
Interest-bearing deposits	56,064	47,731
Total cash and cash equivalents	57,717	55,244
Securities available for sale, at fair value	54,732	47,299
Securities held to maturity, at amortized cost	60,623	57,211
Federal Home Loan Bank stock, at cost	6,928	6,278
Loans, net of allowance for credit losses of $4,356 at September 30, 2025 and $4,151 at June 30, 2025	793,184	751,220
Bank owned life insurance	11,044	10,925
Premises and equipment, net	6,188	6,418
Accrued interest receivable	3,458	3,327
Net deferred tax asset	1,034	1,212
Other assets	10,304	10,244
	$1,005,212	$949,378
Liabilities and stockholders' equity
Non-interest-bearing deposits	$63,577	$55,696
Interest-bearing deposits	652,846	623,486
Federal Home Loan Bank advances	164,000	147,000
Mortgagors’ escrow accounts	1,946	1,756
Accrued expenses and other liabilities	5,851	6,088
Total liabilities	888,220	834,026
Commitments and contingencies
Preferred stock, $.01 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 9,295,376 issued and outstanding as of September 30, 2025 and June 30, 2025	93	93
Additional paid-in capital	39,567	39,571
Unearned compensation (ESOP)	(3,278)	(3,346)
Retained earnings	81,682	80,720
Accumulated other comprehensive loss	(1,072)	(1,686)
Total stockholders' equity	116,992	115,352
Total liabilities and stockholders' equity	$1,005,212	$949,378

Exhibit 99.1

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except share and per share data)

				Three months ended September 30, 2025 change
	Three months ended			From three months ended
	September 30,	June 30,	September 30,	June 30,		September 30,
	2025	2025	2024	2025		2024
Interest and dividend income:
Interest and fees on loans	$10,402	$9,789	$9,015	$613	6.3%	$1,387	15.4%
Interest and dividends on securities	1,113	862	898	251	29.1%	215	23.9%
Interest on federal funds sold and other interest-bearing deposits	422	710	318	(288)	-40.5%	104	32.8%
Total interest and dividend income	11,937	11,361	10,231	576	5.1%	1,706	16.7%
Interest expense:
Interest on deposits	4,670	4,485	5,009	185	4.1%	(339)	-6.8%
Interest on Federal Home Loan Bank advances	1,526	1,528	1,454	(2)	-0.2%	72	4.9%
Total interest expense	6,196	6,013	6,463	183	1.6%	(267)	-4.1%
Net interest income	5,741	5,348	3,768	393	7.3%	1,973	52.4%
Provision (benefit) for credit losses	(320)	687	1,162	(1,007)	-146.6%	(1,482)	-127.5%
Net interest income, after provision (benefit) for credit losses	6,061	4,661	2,606	1,400	30.0%	3,455	132.6%
Non-interest income:
Customer service fees	191	193	188	(2)	-0.9%	3	1.7%
Income on bank owned life insurance	119	115	117	4	3.1%	2	1.4%
Loss on available for sale securities, net	(317)	—	—	(317)	100.0%	(317)	100.0%
Gain on marketable equity securities, net	—	223	171	(223)	-100.0%	(171)	-100.0%
Miscellaneous	59	75	25	(16)	-21.6%	34	135.1%
Total non-interest income	52	606	501	(554)	-91.4%	(449)	-89.6%
Non-interest expenses:
Salaries and employee benefits	2,697	2,649	2,263	48	1.8%	434	19.2%
Occupancy and equipment, net	396	380	377	16	4.2%	19	5.1%
Data processing	408	360	347	48	13.3%	61	17.6%
Deposit insurance	210	210	221	—	0.0%	(11)	-5.0%
Marketing and advertising	184	150	96	34	22.7%	88	91.7%
Other general and administrative	900	3,004	633	(2,104)	-70.0%	267	42.1%
Total non-interest expenses	4,795	6,753	3,937	(1,958)	-29.0%	858	21.8%
Income (loss) before income taxes	1,318	(1,486)	(830)	2,804	-188.7%	2,148	-258.8%
Provision (benefit) for income taxes	356	(566)	(198)	922	-162.9%	554	-279.8%
Net income (loss)	$962	$(920)	$(632)	$1,882	-204.6%	$1,594	-252.3%
Share Data:
Average common shares outstanding, basic and diluted	8,964,893	8,961,476	N/A
Basic and diluted net (income) loss per share	$0.11	$(0.10)	N/A

Exhibit 99.1

Winchester Bancorp, Inc. and Subsidiaries

Average Balances and Yields (unaudited)

	For the Three Months Ended
	September 30, 2025			June 30, 2025
	Average Outstanding Balance	Interest	Average Yield/Rate (1)	Average Outstanding Balance	Interest	Average Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$775,015	$10,402	5.37%	$750,159	$9,789	5.22%
Securities	109,870	1,113	4.05%	92,553	862	3.73%
Federal funds sold and other interest-bearing deposits	36,551	422	4.62%	55,924	710	5.08%
Total interest-earning assets	921,436	11,937	5.18%	898,636	11,361	5.06%
Non-interest-earning assets	43,149			39,728
Allowance for credit losses on loans	(4,180)			(3,733)
Total assets	$960,405			$934,631
Interest-bearing liabilities:
NOW and demand deposits	$55,599	4	0.03%	$54,976	8	0.06%
Savings accounts	159,587	916	2.30%	161,356	920	2.28%
Money market accounts	133,819	1,102	3.29%	122,267	974	3.19%
Certificates of deposit	280,536	2,648	3.77%	273,212	2,583	3.78%
Total interest-bearing deposits	629,541	4,670	2.97%	611,811	4,485	2.93%
Borrowings	141,294	1,526	4.32%	146,989	1,528	4.16%
Total interest-bearing liabilities	770,835	6,196	3.22%	758,800	6,013	3.17%
Other non-interest-bearing liabilities	73,546			92,935
Total liabilities	844,381			851,735
Shareholders' equity	116,024			82,896
Total liabilities and shareholders' equity	$960,405			$934,631
Net interest income		$5,741			$5,348
Net interest rate spread (2)			1.96%			1.89%
Net interest-earning assets (3)	$150,601			$139,836
Net interest margin (4)			2.49%			2.38%
Average interest-earning assets to average interest-bearing liabilities	119.54%			118.43%

(1) Annualized.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Exhibit 99.1

Winchester Bancorp, Inc. and Subsidiaries

Selected Financial Highlights (unaudited)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	September 30,		June 30,
	2025	2024	2025

Earnings Data
Net interest income	$5,741	$3,768	$5,348
Non-interest income	52	501	606
Total net interest income and non-interest income	5,793	4,269	5,954
Provision for credit losses	(320)	1,162	687
Non-interest expense	4,795	3,937	6,753
Pre-tax income (loss)	1,318	(830)	(1,486)
Net income (loss)	962	(632)	(920)

Per share Data
Basic and diluted earnings per share	$0.11	N/A	$(0.10)
Book value per share	$12.59	N/A	$12.41

Earnings
Return on average assets (1)	0.40%	(0.30)%	(0.39)%
Return on average stockholders' equity (1)	3.32%	(3.17)%	(4.44)%
Net interest margin (1)	2.49%	1.84%	2.38%
Cost of deposits (1)	2.97%	3.41%	2.93%
Efficiency ratio	82.77%	92.22%	113.37%

Balance Sheet
Total assets	$1,005,212	$872,853	$949,378
Loans, net	$793,184	$708,221	$751,220
Total stockholders' equity	$116,992	$80,233	$115,352

Asset quality
Allowance for credit losses (ACL)	$4,356	$3,359	$4,151
ACL/Total loans	0.55%	0.47%	0.55%
ACL/Total nonperforming loans (NPLs)	224.67%	204.94%	187.57%
Net charge-offs/average total loans	(0.03)%	(0.78)%	—
Capital Ratios
Stockholders' equity/total assets	11.64%	9.19%	12.15%

(1) Annualized.